                                                            Rule 424(b)(3)
                                       Registration Statement No. 333-45101

Pricing Supplement No. 44
Dated February 3, 1999

(To Prospectus dated March 10, 1998 and
Prospectus Supplement dated March 10, 1998)


                  INTERNATIONAL LEASE FINANCE CORPORATION

                              $1,250,000,000*
                        Medium-Term Notes, Series J

Principal Amount: $50,000,000

Issue Price: $50,000,000

CUSIP: 45974VWD6

Settlement Date:        February 8, 1999

Stated Maturity (date): February 8, 2002

Interest Rate: 5.4500%

Overdue Rate (if any): Not applicable

Redeemable by the Company on or after: Not applicable

Repayable at the option of the holder on: Not applicable

Optional Reset Dates: Not applicable

Extension Periods: Not applicable

Final Maturity: Not applicable

Repurchase Price (for Original Issue Discount Notes): Not applicable

Type of Note (check one):
      Book-Entry Note  _X___
      Certificated Note____

Other Provisions:
*The aggregate principal amount of International Lease Finance Corporation Medium -Term Notes, Series J was increased from $750,000,000 to $1,000,000,000 effective September 24, 1998 and from $1,000,000,000 to $1,250,000,000 effective November 12, 1998.